Exhibit 10.3
PROMISSORY NOTE

$245,754.00	June 23, 2010 Green Bay, Wisconsin
FOR VALUE RECEIVED, the undersigned, MCA Enterprises Brandon, Inc., a Michigan corporation (the “Borrower”), promises to pay to the order of Florida Wings Group, LLC, a Wisconsin limited liability company (“Lender”), at such place as Lender may from time to time direct, the principal sum of Two Hundred Forty Five Thousand Seven Hundred Fifty Four Dollars ($245,754.00).
1. Interest Rate. Interest shall accrue on the unpaid principal balance throughout the term of this Note at a rate of seven percent (7.0%) per annum. Interest shall be computed on the basis of actual number of days elapsed on a year of three hundred sixty five (365) days.
2. Payments. Principal and interest shall be payable in thirty-six (36) monthly installments of Two Thousand Two Hundred Eight and 91/100 Dollars ($2,208.91), based on a principal amortization period of fifteen (15) years. Monthly payments of principal and interest shall commence on [August] 1, 2010 and continue on or before the first day of each month thereafter during the three (3) year term of this Note. A final payment equal to all unpaid principal and/or accrued interest (if any) outstanding thereon shall be due and payable on [August] 1, 2013. All payments under this Note shall be applied first to the payment of interest due and then to the principal. All payments of principal and interest due hereunder shall be paid to Florida Wings Group, LLC, c/o Commercial Horizons, Inc., Attn: Paul A. Klister, at the following address: P.O. Box 11237, Green Bay, Wisconsin 54307-1237.
3. Prepayment. This Note may be prepaid in full or in part at any time without premium or penalty, provided that such prepayment must be accompanied by any unpaid and accrued interest.
4. Covenants. Nothing contained herein nor any transaction related hereto shall be construed or shall so operate either presently or prospectively to (a) require the payment of interest at a rate greater than is now lawful in such case to contract for, but shall require payment of interest only to the extent of such lawful rate, or (b) require the payment or the doing of any act contrary to law; but if any clause or provision herein contained shall otherwise so operate to invalidate this Note and/or the transaction related hereto, in whole or in part. then such clause(s) and provision(s) only shall be struck and deemed as though not contained herein and the remainder of this Note shall remain operative and in full force and effect.
5. Events of Default. Any of the following events shall be deemed an “Event of Default”:
(a) Any amount of principal of, or interest on, the Note, or any other amount owing hereunder, remains unpaid for more than five (5) days after the due date for such payment; or
(b) Borrower (i) generally does not, or is unable to or admits in writing, its inability to, pay its debts as such debts become due; or (ii) makes an assignment for the benefit of creditors, petitions or applies to any tribunal for the appointment of a custodian, receiver, or trustee for it or a substantial part of its assets; or (iii) commences any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution, or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; or (iv) has any such petition or application filed or any such proceeding commenced against it in which an order for relief is entered or adjudication or appointment is made and which remains un-dismissed for a period of 60 days or more; or (v) by any act or omission indicates its consent to, approval of or acquiescence in any such petition, application, or proceeding, or order for relief, or the appointment of a custodian, receiver, or trustee for all or any substantial part of its properties; or (vi) suffers any such custodianship, receivership, or trusteeship to continue un-discharged for a period of thirty (30) days or more; or

(c) One or more judgments, decrees, or orders for the payment of money are rendered against Borrower, and such judgments, decrees, or orders continue unsatisfied and in effect for a period of fifteen (15) consecutive days without being vacated, discharged, satisfied, or stayed or bonded pending appeal.
6. Lender’s Rights. Upon the occurrence of an Event of Default, Lender may, at its option, take such actions as are permitted by applicable law including, but not limited to, declaring the entire unpaid principal balance on this Note, all accrued unpaid interest and all other costs and expenses for which Borrower is responsible for under this Note immediately due and payable. In addition, upon the occurrence of an Event of Default, including failure to pay upon final maturity, Lender, at its option, may also, if permitted under applicable law, do one or both of the following: (a) charge interest on the principal amount outstanding under this Note from and after the date of the Event of Default below, at the Default Rate (as defined below), and (b) add any unpaid accrued interest to principal and such sum will bear interest therefrom until paid at the rate provided in this Note. Lender may hire an attorney to help collect this Note if Borrower does not pay and Borrower will pay Lender’s reasonable attorneys’ fees and all other costs of collection, unless prohibited by applicable law. This Note has been delivered to Lender and is accepted by Lender in the State of Wisconsin. This Note shall be governed by and construed in accordance with the laws of the State of Wisconsin without regard to any conflict of laws or provisions thereof. For purposes of this Note, the “Default Rate” shall mean interest at the then current prime rate (as announced by the Midwest Edition of the Wall Street Journal) plus four percent (4.00%) (so long as such rate does not exceed the maximum rate allowable under applicable law), calculated and accruing, from the date of the default for so long as and on such amounts as are identified and remain outstanding.
7. Attorney Fees. Borrower agrees that if, and as often as, this Note is placed in the hands of an attorney for collection, or to defend or enforce any of the Lender’s rights hereunder or under any document securing this Note, whether or not litigation has commenced, the undersigned shall pay to Lender, Lender’s reasonable attorney’s fees, together with all court costs and other expenses incurred by Lender in connection therewith.
8. General Provisions. This Note benefits the Lender and its successors, assigns, and representatives, and binds Borrower and Borrower’s successors and assigns. Lender may delay or forgo enforcing any of its rights or remedies under this Note without losing them. Borrower waives presentment, demand for payment, protest and notice of dishonor. Upon any change in the terms of this Note, and unless otherwise expressly stated in writing, no party who signs this Note shall be released from liability. All such parties agree that Lender may renew or extend (repeatedly and for any length of time) this Note, or release any party or collateral; or impair, fail to realize upon or perfect Lender’s security interest in the collateral; and take any other action deemed necessary by Lender without the consent of or notice to anyone. All such parties also agree that Lender may modify this Note without the consent of or notice to anyone other than the party with whom the modification is made.

IN WITNESS WHEREOF, the undersigned Borrower has executed this Note as of the date first above written.

MCA ENTERPRISES BRANDON, INC.
By:	/s/ T. Michael Ansley
Its: President

STATE OF MICHIGAN	)
) ss.
COUNTY OF OAKLAND	)
Personally came before me, this 23rd day of June, 2010, the above named T. Michael Ansley, to me known to be the President of MCA Enterprises Brandon, Inc. and the person who executed the foregoing instrument and acknowledged the same.
IN WITNESS WHEREOF, I have hereunto set my hand and official seal.

/s/ Diana Kozar
Signature

Diana Kozar
Printed Name of Notary Public
My Commission expires: July 31, 2015

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